Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AEI Income & Growth Fund 24 LLC (the "Company") on Form 10-K for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Marni J. Nygard, Chief Investment Officer of AEI Fund Management XXI, Inc., the Managing Member of the Company, and Patrick W. Keene, Chief Financial Officer of AEI Fund Management XXI, Inc., each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARNI J NYGARD
Marni J. Nygard, Chief Investment Officer
AEI Fund Management XXI, Inc.
Managing General Partner
March 29, 2019

/s/ PATRICK W KEENE
Patrick W. Keene, Chief Financial Officer
AEI Fund Management XXI, Inc.
Managing General Partner
March 29, 2019